Exhibit 2.1

MINCO MINING & METALS CORPORATION

Suite 1980, 1055 West Hastings Street

Vancouver, B.C.

V6E 2E9

Phone:  (604) 688-8002

NOTICE OF ANNUAL GENERAL MEETING

TAKE NOTICE that the 2004 Annual General Meeting of the Members of MINCO MINING & METALS CORPORATION (hereinafter called the "Company") will be held in the Boardroom of Suite 1900, 1055 West Hastings Street, Vancouver, British Columbia, on:

JUNE 8, 2004

at the hour of 10:00 o'clock in the forenoon (Vancouver time) for the following purposes:

.

1.	to receive the Report of the Directors;
2.	to receive the financial statements of the Company for its fiscal year ended December 31, 2003 and the report of the Auditors thereon;
3.	to appoint Auditors for the ensuing year and to authorize the Directors to fix their remuneration;
4.	to determine the number of directors and to elect directors;
5.

to propose that the maximum number of shares which either would be issued or made subject to issuance under one or more private placements in the twelve month period commencing June 8, 2004 would not exceed 100% of the Company’s issued and outstanding as at June 8, 2004;

6.	to amend the Company’s Stock Option Plan on the basis set out in the accompanying Information Circular;
7.	to transact such other business as may properly come before the Meeting.

Accompanying this Notice are an Information Circular and Form of Proxy.

A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his stead.  If you are unable to attend the Meeting, or any adjournment thereof in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes.  The enclosed Form of Proxy is solicited by Management but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Vancouver, British Columbia, this 30th day of April, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

"Ken Z. Cai"

President and C.E.O.